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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 11, 2002



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)



                                  Olsen Centre
                    849 E Stanley Blvd, Livermore, CA. 94550
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 373-0374 not applicable
          (Former name or former address, if changed since last report)


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SPARTA SURGICAL CORPORATION

Form 8-K


ITEM 5 - OTHER EVENTS
---------------------

On October 10, 2001, Sparta Surgical Corporation's ("Sparta") wholly-owned subsidiary Neslo Medical Inc., a successor to Sparta Olsen Electrosurgical Inc. (hereinafter "Neslo"), sold substantially all the assets, (excluding cash and accounts receivable), including intangible assets of electrosurgical business. As a result, Neslo has few, if any assets, no employees and has essentially ceased doing business. However, Sparta and Neslo will continue to have significant on-going operating expenses and obligations, such as substantial payments of accounts payable, rent and past due federal and state taxes (which Neslo received notification from the Internal Revenue Service, that it intends to levy and file a lien on certain assets of Neslo if payment is not made), and other obligations, including certain equipment and facility leases under long term leasing agreements, payable at approximately $28,000.00 per month for the remaining thirty month facility lease obligation. Neslo vacated the facilities on December 31, 2001, as it has limited working capital to pay any of its obligations, including the rent under the leases. At the same time, Neslo retained an exclusive broker to attempt to sublease the facilities.

On January 30, 2001, Neslo received a Three-Day Notice to Pay Rent or Quit in it's Concord facility, and the notice states that the landlord has elected to declare the leases to be forfeited in the event the rent is not paid in full from the three day notice by Neslo. In the event Neslo is unable to sublet the facilities, Sparta and Neslo is faced with the possibility that the landlord will attempt to make a claim and ultimately seek a judgment under the leases and other costs, which approximates in excess of $810,000.00. Neslo is in discussion with the landlord to attempt to settle this matter, as it is willing to surrender possession of the facilities immediately for a release from liability for all present and future lease obligations. However, there can be no assurance that Neslo will succeed in any settlement discussion or that Neslo will be able to defend any potential legal actions from the landlord or from any other secured and unsecured creditors for all of its obligations, as it has essentially ceased doing business since October 10, 2001.

With respect to Sparta itself, Sparta's operations continue to be cash flow negative, further straining their working capital position and therefore will have a very difficult time to pay the aforementioned and other obligations. In order to continue Sparta's operations it will be necessary to obtain additional working capital immediately. There can be no assurance Sparta will obtain financing in the near future due to Sparta's reduction of approximately 70% of it's ongoing revenues, which resulted from the selling off substantially all of the assets and business of Neslo's electrosurgical product line in October 2001, as well as Sparta's losses from its operations. The failure to finalize additional financing and these factors and others could have a material adverse effect on Sparta's business, operating results and financial condition.

On February 1, 2002, Neslo and Thomas F. Reiner, Sparta's Chairman, CEO, as a guarantor received a demand notice from Wells Fargo Bank for the payment of a loan obligation in the amount of $44,623.00, with a maturity date of December 15, 2001. The demand notice also includes all legal fees and court costs in connection with the collection of the loan.


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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SPARTA SURGICAL CORPORATION
Date: February 11, 2002
                                         By  /s/     Thomas F. Reiner
                                         ---------------------------------------
                                         Thomas F. Reiner,
                                         Chairman of the Board,
                                         President and Chief Executive Officer